Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic reports third quarter
fiscal 2024 financial results

Delivers on commitments with strong growth in Core Spine, Cardiac Surgery, Structural Heart, Cardiac Pacing, and across many international markets; Diabetes increases double digits as U.S. business returns to growth;
Raises full year guidance

DUBLIN – Feb. 20, 2024 – Medtronic plc (NYSE:MDT) today announced financial results for its third quarter (Q3) of fiscal year 2024 (FY24), which ended January 26, 2024.

Key Highlights
•Revenue of $8.1 billion increased 4.7% as reported and 4.6% organic
•GAAP diluted earnings per share (EPS) of $0.99; non-GAAP diluted EPS of $1.30
•Raises FY24 organic revenue growth and EPS guidance

•Company provides portfolio management update on Patient Monitoring and Respiratory Interventions businesses
•Received U.S. FDA approval for PulseSelect™ pulsed field ablation (PFA) system and Percept™ RC neurostimulator with BrainSense™ technology; CE Mark for MiniMed™ 780G System with Simplera Sync™ CGM and Micra™ AV2 and Micra™ VR2 leadless pacemakers

Financial Results
Medtronic reported Q3 worldwide revenue of $8.089 billion, an increase of 4.7% as reported and 4.6% on an organic basis. The company’s organic revenue results reflect continued momentum across the company, driven by strong growth in Diabetes, Core Spine, Cardiac Surgery, Structural Heart, and Cardiac Pacing, as well as strength in international markets. The organic revenue growth comparison excludes:
•Revenue of $17 million and the associated $2 million unfavorable impact from foreign currency translation reported as Other, stemming from business separations; and
•The favorable impact from foreign currency translation of $70 million on the remaining segments.

As reported, Q3 GAAP net income and diluted EPS were $1.322 billion and $0.99, respectively, both representing increases of 8%. As detailed in the financial schedules included at the end of this release, Q3 non-GAAP net income of $1.728 billion and non-GAAP diluted EPS of $1.30 were both flat. Included in non-GAAP diluted EPS was an 11 cent, or 8%, unfavorable impact from foreign currency translation.

“We’re building momentum, with another quarter of solid execution on our commitments. We continue to deliver durable revenue growth, with particular strength in multiple businesses, as well as in international markets as we expand access to our innovative healthcare technologies around the globe,” said Geoff Martha, Medtronic chairman and chief executive officer. “Our recent major product approvals – including transformative products in the diabetes, cardiac rhythm management, neuromodulation, hypertension, and pulsed field ablation spaces – increase our confidence in driving reliable growth over the coming quarters and years.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. Revenue of $2.929 billion increased 6.1% as reported and 5.1% organic, with a low-double digit organic increase in SHA, mid-single digit organic increases in CPV, and low-single digit increase in CRHF.
•CRHF results included low-single digit growth in Cardiac Rhythm Management, driven by high-single digit growth in Cardiac Pacing Therapies, including mid-teens growth in Micra™ transcatheter pacing systems; Cardiac Ablation Solutions grew low-double digits in international markets
•SHA driven by low-double digit growth in both Aortic and Cardiac Surgery; Structural Heart grew high-single digits, with double digit growth in Western Europe and Japan on the adoption of Evolut™ FX
•CPV delivered high-single digit growth in Coronary on growth in guide catheters, balloons, and drug-eluting stents; Peripheral Vascular Health grew mid-single digits, with low-double digit growth in Vascular Embolization products, high-single digit growth in drug-coated balloons
•Received U.S. FDA approval and CE Mark for PulseSelect™ pulsed field ablation (PFA) system, with first commercial cases occurring in fiscal Q4, and the Nitron CryoConsole™ system; Received CE Mark for Micra™ AV2 and Micra™ VR2 next generation leadless pacemakers

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. Revenue of $2.355 billion increased 4.8% as reported and 4.3% organic, with a mid-single digit organic increase in CST, low-single digit organic increases in Specialty Therapies and flat organic results in Neuromodulation.

•CST overall performance was driven by continued adoption of the company’s AiBLE™ ecosystem, with high-single digit global and U.S. growth in Core Spine, mid-teens global and U.S. growth in Biologics, and mid-single digit growth in Neurosurgery
•Specialty Therapies results driven by mid-single digit growth in Neurovascular, including double digit growth in flow diversion; ENT grew mid-single digits with strength in power capital and disposables and localized drug delivery sinus implants; Pelvic Health results driven by mid-single digit growth in sacral neuromodulation on the continued adoption of the InterStim X™ system, offset by a product line divestiture
•Neuromodulation results included low-single digit growth in Brain Modulation, with mid-teens Western Europe growth on launch of the Percept™ RC neurostimulator with BrainSense™ technology; Pain Stim results were flat, with low-single digit growth in the U.S.

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical & Endoscopy (SE) and the Patient Monitoring & Respiratory Interventions (PMRI) divisions. Revenue of $2.148 billion increased 3.9% as reported and 2.9% organic, with low-single digit organic increases in both SE and PMRI. Excluding sales of ventilators, which declined mid-twenties, both Medical Surgical and PMRI grew mid-single digits organic.
•SE results included mid-single digit growth in General Surgical Technologies, with strength in wound management and hernia products, low-single digit growth in Advanced Surgical Technologies, and mid-single growth in Endoscopy
•PMRI results driven by mid-single digit growth in Patient Monitoring, with high twenties growth in Nellcor™ pulse oximetry monitors; Respiratory Interventions results declined mid-single digit, with low-single digit growth in Airways offset by declines in ventilator sales

Diabetes
Diabetes revenue of $640 million increased 12.3% as reported and 10.2% organic.

•U.S. grew mid-single digits, returning to growth on the continued launch of the MiniMed™ 780G system; High-forties growth in U.S. insulin pump sales with continued sequential increases in customer base
•Non-U.S. Developed Markets grew low-double digits on continued MiniMed™ 780G system adoption and increased CGM attachment rates
•Received CE Mark for MiniMed™ 780G System with Simplera Sync™ CGM; limited European release expected in spring 2024 with phased European commercial launch in summer 2024

Patient Monitoring and Respiratory Interventions (PMRI) Update
Medtronic has decided to exit its ventilator product line and retain and combine the remaining PMRI businesses into one business unit called Acute Care and Monitoring (ACM). Exiting the increasingly unprofitable ventilator product line and combining the remaining businesses allows for increased investment in ACM with a focus on profitable growth. Given this increased investment along with an improved competitive landscape, the company has strong conviction in driving durable category leadership in this newly combined business. Medtronic will continue to honor existing ventilator contracts to serve the needs of its customers and their patients, and expects that existing manufacturers, who today account for the majority of the market, can meet customer demand for new ventilators moving forward.

Guidance
The company today raised its FY24 revenue growth and EPS guidance.

The company increased its FY24 organic revenue growth guidance from the prior 4.75% to the new range of 4.75% to 5%. The organic revenue growth guidance excludes the impact of foreign currency and revenue related to business separations reported as Other. Including Other revenue and the impact of foreign currency, if recent foreign currency exchange rates hold, FY24 revenue growth on a reported basis would be in the range of 2.9% to 3.3%.

The company increased its FY24 diluted non-GAAP EPS guidance from the prior range of $5.13 to $5.19 to the new range of $5.19 to $5.21, a 4 cent increase at the midpoint that is reflective of the company’s third quarter outperformance.

“In addition to delivering durable sales growth, we also drove improvements to our margins, as our cost efficiency programs helped to offset the impact of inflation, tax, and currency, contributing to our EPS and cash flow performance in the quarter,” said Karen Parkhill, Medtronic EVP & chief financial officer. “Based on our year-to-date performance, including another solid financial performance this quarter, we are raising our full-year guidance on both the top and bottom lines. We remain focused on restoring our earnings power and creating value for our shareholders.”

Video Webcast Information
Medtronic will host a video webcast today, February 20, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Events icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Events icon at investorrelations.medtronic.com.

Medtronic plans to report its FY24 fourth quarter results on Thursday, May 23, 2024. For fiscal year 2025, Medtronic plans to report its first, second, third, and fourth quarter results on Tuesday, August 20, 2024, November 19, 2024, February 18, 2025, and Thursday, May 22, 2025, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules and Earnings Presentation
The third quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Investor Events link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Dublin, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE:MDT), visit www.Medtronic.com and follow on X and LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2023.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	THIRD QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY24	FY23	Growth	Currency Impact(2)	Adjusted FY24	Adjusted FY23	Growth	FY24	FY23	Growth	Currency Impact(2)	Adjusted FY24	Adjusted FY23	Growth
Cardiovascular	$2,929	$2,760	6.1%	$28	$2,901	$2,760	5.1%	$8,702	$8,219	5.9%	$40	$8,662	$8,219	5.4%
Cardiac Rhythm & Heart Failure	1,470	1,419	3.6	16	1,454	1,419	2.5	4,408	4,217	4.5	27	4,381	4,217	3.9
Structural Heart & Aortic	843	760	10.9	10	833	760	9.6	2,475	2,259	9.6	17	2,458	2,259	8.8
Coronary & Peripheral Vascular	616	581	6.0	2	614	581	5.7	1,818	1,744	4.2	(3)	1,821	1,744	4.4
Neuroscience	2,355	2,248	4.8	10	2,345	2,248	4.3	6,861	6,549	4.8	5	6,856	6,549	4.7
Cranial & Spinal Technologies	1,204	1,128	6.7	3	1,201	1,128	6.5	3,465	3,253	6.5	—	3,465	3,253	6.5
Specialty Therapies	726	699	3.9	3	723	699	3.4	2,126	2,052	3.6	(3)	2,129	2,052	3.8
Neuromodulation	425	420	1.2	4	421	420	0.2	1,270	1,244	2.1	9	1,261	1,244	1.4
Medical Surgical	2,148	2,068	3.9	20	2,128	2,068	2.9	6,329	6,003	5.4	36	6,293	6,003	4.8
Surgical & Endoscopy	1,616	1,546	4.5	18	1,598	1,546	3.4	4,803	4,514	6.4	35	4,768	4,514	5.6
Patient Monitoring & Respiratory Interventions	532	522	1.9	2	530	522	1.5	1,526	1,489	2.5	1	1,525	1,489	2.4
Diabetes	640	570	12.3	12	628	570	10.2	1,829	1,667	9.7	32	1,797	1,667	7.8
Other(3)	17	81	(79.0)	(2)	—	—	—	54	243	(77.8)	(7)	—	—	—
TOTAL	$8,089	$7,727	4.7%	$68	$8,001	$7,646	4.6%	$23,775	$22,682	4.8%	$106	$23,607	$22,439	5.2%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	THIRD QUARTER						YEAR-TO-DATE
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY24	FY23	Growth	Adjusted FY24	Adjusted FY23	Growth	FY24	FY23	Growth	Adjusted FY24	Adjusted FY23	Growth
Cardiovascular	$1,373	$1,363	0.7%	$1,373	$1,363	0.7%	$4,149	$4,059	2.2%	$4,149	$4,059	2.2%
Cardiac Rhythm & Heart Failure	745	753	(1.1)	745	753	(1.1)	2,247	2,233	0.6	2,247	2,233	0.6
Structural Heart & Aortic	363	337	7.7	363	337	7.7	1,087	997	9.0	1,087	997	9.0
Coronary & Peripheral Vascular	265	274	(3.3)	265	274	(3.3)	816	829	(1.6)	816	829	(1.6)
Neuroscience	1,556	1,507	3.3	1,556	1,507	3.3	4,614	4,437	4.0	4,614	4,437	4.0
Cranial & Spinal Technologies	875	824	6.2	875	824	6.2	2,560	2,404	6.5	2,560	2,404	6.5
Specialty Therapies	407	402	1.2	407	402	1.2	1,202	1,186	1.3	1,202	1,186	1.3
Neuromodulation	275	281	(2.1)	275	281	(2.1)	852	848	0.5	852	848	0.5
Medical Surgical	960	959	0.1	960	959	0.1	2,805	2,685	4.5	2,805	2,685	4.5
Surgical & Endoscopy	663	674	(1.6)	663	674	(1.6)	1,971	1,888	4.4	1,971	1,888	4.4
Patient Monitoring & Respiratory Interventions	297	285	4.2	297	285	4.2	834	797	4.6	834	797	4.6
Diabetes	224	215	4.2	224	215	4.2	629	650	(3.2)	629	650	(3.2)
Other(3)	7	17	(58.8)	—	—	—	23	66	(65.2)	—	—	—
TOTAL	$4,120	$4,062	1.4%	$4,113	$4,045	1.7%	$12,219	$11,897	2.7%	$12,197	$11,831	3.1%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	THIRD QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY24	FY23	Growth	Currency Impact(3)	Adjusted FY24	Adjusted FY23	Growth	FY24	FY23	Growth	Currency Impact(3)	Adjusted FY24	Adjusted FY23	Growth
U.S.	$1,373	$1,363	0.7%	$—	$1,373	$1,363	0.7%	$4,149	$4,059	2.2%	$—	$4,149	$4,059	2.2%
Non-U.S. Developed	950	859	10.6	30	920	859	7.1	2,818	2,553	10.4	75	2,743	2,553	7.4
Emerging Markets	607	538	12.8	(2)	609	538	13.2	1,734	1,607	7.9	(34)	1,768	1,607	10.0
Cardiovascular	2,929	2,760	6.1	28	2,901	2,760	5.1	8,702	8,219	5.9	40	8,662	8,219	5.4
U.S.	1,556	1,507	3.3	—	1,556	1,507	3.3	4,614	4,437	4.0	—	4,614	4,437	4.0
Non-U.S. Developed	442	401	10.2	10	432	401	7.7	1,257	1,189	5.7	20	1,237	1,189	4.0
Emerging Markets	357	341	4.7	—	357	341	4.7	991	923	7.4	(15)	1,006	923	9.0
Neuroscience	2,355	2,248	4.8	10	2,345	2,248	4.3	6,861	6,549	4.8	5	6,856	6,549	4.7
U.S.	960	959	0.1	—	960	959	0.1	2,805	2,685	4.5	—	2,805	2,685	4.5
Non-U.S. Developed	758	725	4.6	15	743	725	2.5	2,270	2,144	5.9	36	2,234	2,144	4.2
Emerging Markets	429	384	11.7	5	424	384	10.4	1,254	1,174	6.8	—	1,254	1,174	6.8
Medical Surgical	2,148	2,068	3.9	20	2,128	2,068	2.9	6,329	6,003	5.4	36	6,293	6,003	4.8
U.S.	224	215	4.2	—	224	215	4.2	629	650	(3.2)	—	629	650	(3.2)
Non-U.S. Developed	322	274	17.5	13	309	274	12.8	947	792	19.6	36	911	792	15.0
Emerging Markets	94	80	17.5	(1)	95	80	18.8	253	226	11.9	(4)	257	226	13.7
Diabetes	640	570	12.3	12	628	570	10.2	1,829	1,667	9.7	32	1,797	1,667	7.8
U.S.	7	17	(58.8)	—	—	—	—	23	66	(65.2)	—	—	—	—
Non-U.S. Developed	2	36	(94.4)	(1)	—	—	—	14	101	(86.1)	(4)	—	—	—
Emerging Markets	8	28	(71.4)	(1)	—	—	—	18	76	(76.3)	(3)	—	—	—
Other(4)	17	81	(79.0)	(2)	—	—	—	54	243	(77.8)	(7)	—	—	—
U.S.	4,120	4,062	1.4	—	4,113	4,045	1.7	12,219	11,897	2.7	—	12,197	11,831	3.1
Non-U.S. Developed	2,473	2,294	7.8	67	2,403	2,258	6.4	7,305	6,779	7.8	162	7,125	6,678	6.7
Emerging Markets	1,495	1,371	9.0	2	1,484	1,343	10.5	4,251	4,006	6.1	(56)	4,285	3,929	9.1
TOTAL	$8,089	$7,727	4.7%	$68	$8,001	$7,646	4.6%	$23,775	$22,682	4.8%	$106	$23,607	$22,439	5.2%
(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries within Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
(in millions, except per share data)	January 26, 2024	January 27, 2023	January 26, 2024	January 27, 2023
Net sales	$8,089	$7,727	$23,775	$22,682
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	2,782	2,689	8,172	7,740
Research and development expense	695	688	2,060	2,055
Selling, general, and administrative expense	2,673	2,615	7,971	7,799
Amortization of intangible assets	419	431	1,274	1,275
Restructuring charges, net	20	38	114	81
Certain litigation charges	—	—	105	—
Other operating expense (income), net	17	(125)	(13)	(187)
Operating profit	1,483	1,392	4,091	3,920
Other non-operating income, net	(177)	(149)	(407)	(342)
Interest expense, net	188	167	517	449
Income before income taxes	1,472	1,375	3,982	3,813
Income tax provision	135	146	936	1,218
Net income	1,337	1,229	3,045	2,595
Net income attributable to noncontrolling interests	(15)	(6)	(23)	(17)
Net income attributable to Medtronic	$1,322	$1,222	$3,022	$2,579
Basic earnings per share	$0.99	$0.92	$2.27	$1.94
Diluted earnings per share	$0.99	$0.92	$2.27	$1.94
Basic weighted average shares outstanding	1,329.7	1,330.2	1,330.1	1,329.6
Diluted weighted average shares outstanding	1,331.7	1,332.0	1,332.4	1,332.8
The data in the schedule above has been intentionally rounded to the nearest million, and therefore, the quarterly amounts may not sum to the fiscal year-to-date amounts.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended January 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,089	$2,782	65.6%	$1,483	18.3%	$1,472	$1,322	$0.99	9.2%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	419	5.2	419	354	0.27	15.5
Restructuring and associated costs (2)	—	(12)	0.1	55	0.7	55	46	0.03	16.4
Acquisition and divestiture-related items (3)	—	(12)	0.1	58	0.7	58	52	0.04	10.3
(Gain)/loss on minority investments (4)	—	—	—	—	—	24	24	0.02	—
Medical device regulations (5)	—	(18)	0.2	26	0.3	26	21	0.02	19.2
Certain tax adjustments, net (6)	—	—	—	—	—	—	(92)	(0.07)	—
Non-GAAP	$8,089	$2,740	66.1%	$2,042	25.2%	$2,055	$1,728	$1.30	15.2%
Currency impact	(68)	(66)	0.6	164	2.3			0.11
Currency Adjusted	$8,021	$2,674	66.7%	$2,206	27.5%			$1.41

	Three months ended January 27, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,727	$2,689	65.2%	$1,392	18.0%	$1,375	$1,222	$0.92	10.6%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	431	5.6	431	367	0.28	15.1
Restructuring and associated costs (2)	—	(26)	0.3	104	1.3	104	83	0.06	20.2
Acquisition and divestiture-related items (3)	—	(9)	0.1	34	0.4	34	29	0.03	26.7
(Gain)/loss on minority investments (4)	—	—	—	—	—	(8)	(8)	(0.01)	—
Medical device regulations (5)	—	(23)	0.3	37	0.5	37	31	0.02	18.9
Certain tax adjustments, net	—	—	—	—	—	—	3	—	—
Non-GAAP	$7,727	$2,630	66.0%	$1,998	25.9%	$1,973	$1,727	$1.30	12.1%
See description of non-GAAP financial measures contained in the press release dated February 20, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and charges related to the potential separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)The net tax benefit primarily relates to a change in a Swiss Cantonal tax rate associated with previously established deferred tax assets from intercompany intellectual property transactions and the step up in tax basis for Swiss Cantonal purposes.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended January 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$23,775	$8,172	65.6%	$4,091	17.2%	$3,982	$3,022	$2.27	23.5%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,274	5.4	1,274	1,078	0.81	15.4
Restructuring and associated costs (2)	—	(43)	0.2	237	1.0	237	198	0.15	16.5
Acquisition and divestiture-related items (3)	—	(24)	0.1	165	0.7	165	149	0.11	9.7
Certain litigation charges	—	—	—	105	0.4	105	81	0.06	22.9
(Gain)/loss on minority investments (4)	—	—	—	—	—	113	109	0.08	4.4
Medical device regulations (5)	—	(60)	0.3	88	0.4	88	70	0.05	20.5
Certain tax adjustments, net (6)	—	—	—	—	—	—	282	0.21	—
Non-GAAP	$23,775	$8,046	66.2%	$5,961	25.1%	$5,965	$4,988	$3.74	16.0%
Currency impact	(106)	(132)	0.4	406	1.8			0.27
Currency Adjusted	$23,669	$7,914	66.6%	$6,367	26.9%			$4.01

	Nine months ended January 27, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$22,682	$7,740	65.9%	$3,920	17.3%	$3,813	$2,579	$1.94	31.9%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,275	5.6	1,275	1,082	0.81	15.2
Restructuring and associated costs (2)	—	(67)	0.3	275	1.2	275	219	0.16	20.0
Acquisition and divestiture-related items (3)	—	(59)	0.3	207	0.9	207	186	0.14	32.3
(Gain)/loss on minority investments (4)	—	—	—	—	—	(23)	(23)	(0.02)	—
Medical device regulations (5)	—	(62)	0.3	107	0.5	107	87	0.07	18.7
Debt redemption premium and other charges (7)	—	—	—	—	—	53	42	0.03	20.8
Certain tax adjustments, net (8)	—	—	—	—	—	—	783	0.59	—
Non-GAAP	$22,682	$7,551	66.7%	$5,783	25.5%	$5,706	$4,953	$3.72	12.9%
See description of non-GAAP financial measures contained in the press release dated February 20, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and charges related to the potential separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific period.
(6)The net charge primarily relates to an income tax reserve adjustment associated with the June 1, 2023, Israeli Central-Lod District Court decision and the establishment of a valuation allowance against certain net operating losses which were partially offset by a benefit from the change in a Swiss Cantonal tax rate associated with previously established deferred tax assets from intercompany intellectual property transactions and the step up in tax basis for Swiss Cantonal purposes.
(7)The charges relate to the early redemption of approximately $2.3 billion of debt and were recorded within interest expense, net within the consolidated statements of income.
(8)The charge primarily relates to a $764 million reserve adjustment that was a direct result of the U.S. Tax Court opinion, issued on August 18, 2022, on the previously disclosed litigation regarding the allocation of income between Medtronic, Inc. and its wholly owned subsidiary operating in Puerto Rico.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended January 26, 2024
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$8,089	$2,673	33.0%	$695	8.6%	$17	0.2%	$(177)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(23)	(0.3)	—	—	—	—	—
Acquisition and divestiture-related items (3)	—	(24)	(0.3)	—	—	(23)	(0.3)	—
Medical device regulations (4)	—	—	—	(8)	(0.1)	—	—	—
(Gain)/loss on minority investments (5)	—	—	—	—	—	—	—	(24)
Non-GAAP	$8,089	$2,625	32.5%	$687	8.5%	$(6)	(0.1)%	$(201)
Currency impact	(68)	(25)	(0.1)	—	0.1	(142)	(1.7)	2
Currency Adjusted	$8,021	$2,600	32.4%	$687	8.6%	$(148)	(1.8)%	$(199)

	Nine months ended January 26, 2024
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$23,775	$7,971	33.5%	$2,060	8.7%	$(13)	(0.1)%	$(407)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(80)	(0.3)	—	—	—	—	—
Acquisition and divestiture-related items (3)	—	(66)	(0.3)	—	—	(76)	(0.3)	—
Medical device regulations (4)	—	(1)	—	(27)	(0.1)	—	—	—
(Gain)/loss on minority investments (5)	—	—	—	—	—	—	—	(113)
Non-GAAP	$23,775	$7,824	32.9%	$2,033	8.6%	$(89)	(0.4)%	$(520)
Currency impact	(106)	(56)	(0.1)	2	—	(327)	(1.4)	8
Currency Adjusted	$23,669	$7,768	32.8%	$2,035	8.6%	$(416)	(1.8)%	$(512)
See description of non-GAAP financial measures contained in the press release dated February 20, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and charges related to the potential separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Nine months ended
(in millions)	January 26, 2024	January 27, 2023
Net cash provided by operating activities	$4,010	$3,579
Additions to property, plant, and equipment	(1,161)	(1,081)
Free Cash Flow(2)	$2,849	$2,498
See description of non-GAAP financial measures contained in the press release dated February 20, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	January 26, 2024	April 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,623	$1,543
Investments	6,698	6,416
Accounts receivable, less allowances and credit losses of $180 and $176, respectively	5,968	5,998
Inventories, net	5,726	5,293
Other current assets	2,499	2,425
Total current assets	22,513	21,675
Property, plant, and equipment, net	5,838	5,569
Goodwill	41,160	41,425
Other intangible assets, net	13,690	14,844
Tax assets	3,599	3,477
Other assets	4,036	3,959
Total assets	$90,836	$90,948
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$1,029	$20
Accounts payable	1,992	2,662
Accrued compensation	2,174	1,949
Accrued income taxes	1,109	840
Other accrued expenses	3,488	3,581
Total current liabilities	9,793	9,051
Long-term debt	24,153	24,344
Accrued compensation and retirement benefits	1,049	1,093
Accrued income taxes	1,821	2,360
Deferred tax liabilities	615	708
Other liabilities	1,410	1,727
Total liabilities	38,840	39,283
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,329,653,024 and 1,330,809,036 shares issued and outstanding, respectively	—	—
Additional paid-in capital	24,589	24,590
Retained earnings	30,661	30,392
Accumulated other comprehensive loss	(3,459)	(3,499)
Total shareholders’ equity	51,792	51,483
Noncontrolling interests	204	182
Total equity	51,996	51,665
Total liabilities and equity	$90,836	$90,948

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(in millions)	January 26, 2024	January 27, 2023
Operating Activities:
Net income	$3,045	$2,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,993	2,018
Provision for credit losses	62	54
Deferred income taxes	(250)	(78)
Stock-based compensation	303	280
Loss on debt extinguishment	—	53
Other, net	265	182
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(140)	(408)
Inventories, net	(530)	(936)
Accounts payable and accrued liabilities	(253)	163
Other operating assets and liabilities	(485)	(344)
Net cash provided by operating activities	4,010	3,579
Investing Activities:
Acquisitions, net of cash acquired	(74)	(1,867)
Additions to property, plant, and equipment	(1,161)	(1,081)
Purchases of investments	(5,422)	(5,472)
Sales and maturities of investments	5,142	5,387
Other investing activities, net	(155)	15
Net cash used in investing activities	(1,670)	(3,018)
Financing Activities:
Change in current debt obligations, net	1,010	625
Proceeds from short-term borrowings (maturities greater than 90 days)	—	2,284
Issuance of long-term debt	—	3,430
Payments on long-term debt	—	(3,083)
Dividends to shareholders	(2,753)	(2,711)
Issuance of ordinary shares	206	209
Repurchase of ordinary shares	(510)	(548)
Other financing activities	(44)	(276)
Net cash used in financing activities	(2,091)	(70)
Effect of exchange rate changes on cash and cash equivalents	(170)	317
Net change in cash and cash equivalents	80	808
Cash and cash equivalents at beginning of period	1,543	3,714
Cash and cash equivalents at end of period	$1,623	$4,521

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,403	$1,314
Interest	568	262

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.